V E R I T E X Earnings Presentation Third Quarter 2018 October 23, 2018

Safe Harbor Statement NO OFFER OR SOLICITATION Important Additional Information will be Filed with the SEC This release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Veritex of Green. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. In connection with the proposed transaction, Veritex has filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (File No. 333-227161) containing a joint proxy statement of Veritex and Green and a prospectus of Veritex (the “Joint Proxy/Prospectus”), and each of Veritex and Green may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy/Prospectus has been mailed to shareholders of Veritex and Green. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY/PROSPECTUS REGARDING THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY VERITEX AND GREEN, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors can obtain free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC by Veritex and Green through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, or by directing a request to Green Bancorp, Inc., 4000 Greenbriar Street, Houston, Texas 77098. Participants in the Solicitation Veritex, Green and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Green or Veritex in respect of the proposed transaction. Information regarding Veritex’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 3, 2018, and information regarding Green’s directors and executive officers is available in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 13, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph. 2

Safe Harbor Statement NON-GAAP FINANCIAL MEASURES Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain non- GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business and management uses these non-GAAP measures to measure the Company’s performance and believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • core net interest income adjusts net interest income as determined in accordance with GAAP to exclude income recognized on acquired loans • core noninterest income adjusts noninterest income as determined in accordance with GAAP to exclude gain on sale of disposed branch assets • core noninterest expense adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development costs • core income tax expense adjusts income tax expense as determined in accordance with GAAP to exclude the tax impact of the adjustments to core net interest income and core noninterest expense, the re-measurement of our deferred tax asset as a result of the Tax Act and the tax impact of other corporate development discrete items • core net income adjusts net income as determined in accordance with GAAP to exclude the impact of income recognized on acquired loans, corporate development costs and the tax impact of the adjustments to core net interest income and core noninterest expense, exclude the re-measurement of our deferred tax asset as a result of the Tax Act and exclude the tax impact of other corporate development discrete items • core diluted earnings per share (EPS) divides (i) core net income by (ii) weighted average diluted shares of common stock outstanding for the applicable period • core efficiency ratio is determined by dividing core noninterest expense by the sum of core net interest income and noninterest income • core net interest margin is determined by dividing core net interest income by average interest-earning assets • core return on average assets is determined by dividing core net income by average assets • tangible common equity is defined as total stockholders’ equity less goodwill and other intangible assets • tangible assets is defined as total assets less goodwill and other intangible assets • tangible common equity to tangible assets is a ratio that is determined by dividing tangible common equity by tangible assets • tangible book value per common share is determined by dividing tangible common equity by common shares outstanding Please see Reconciliation of Non-GAAP Financial Measures at the end of this presentation for a reconciliation to the nearest GAAP financial measure. 3

Forward Looking Statements This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact Veritex expects its proposed acquisition of Green to have on the combined entity’s operations, financial condition, and financial results, and Veritex’s expectations about its ability to successfully integrate the combined businesses and the amount of cost savings and overall operational efficiencies Veritex expects to realize as a result of the proposed acquisition. The forward-looking statements also include statements about Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in Veritex’s share price before closing, that the businesses of Veritex and Green will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or Green have business relationships, diversion of management time on merger-related issues, risks relating to the potential dilutive effect of shares of Veritex common stock to be issued in the transaction, the reaction to the transaction of the companies’ customers, employees and counterparties and other factors, many of which are beyond the control of Veritex and Green. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2017, the Annual Report on Form 10-K filed by Green for the year ended December 31, 2017 and any updates to those risk factors set forth in Veritex’s and Green’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex or Green anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Neither Veritex nor Green undertakes any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward- looking statements that Veritex or persons acting on Veritex’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. 4

Third Quarter 2018 Summary  Organic deposit growth of $165.8 million, or 6.7% compared to prior quarter, STRATEGIC represents best quarterly increase in deposits life-to-date. GROWTH  Record new loan commitments for the quarter and continued strong pipeline underscore ability to execute on organic growth strategy.  Recovered $2.0 million in the quarter from non-accretable purchased loans previously discounted for credit impairment. CREDIT  Increased loan loss provision by $0.9 million primarily due to a single acquired MANAGEMENT loan that demonstrated further credit impairment.  Increase in nonperforming loans to total loans to 1.07% solely driven by three acquired loans.  Reported net income of $8.9 million or $0.36 diluted earnings per share (EPS) was impacted by costs associated with the acquisition of Green Bancorp, Inc. EARNINGS (Green).  Acquisition-related costs were $2.7 million in the quarter, representing a $0.09 impact to diluted EPS, net of taxes.  Announced the Green acquisition on July 24, 2018. ACQUISITIONS  Engaged teams in the integration and conversion planning process. 5

Third Quarter 2018 Financial Highlights

	As of and for the quarter ended			Change	
	September 30, 2018	June 30, 2018	September 30, 2017	Quarter over Quarter	Year over Year
Selected financial data					
Total loans	$ 2,444,515	$ 2,418,908	$ 1,907,509	1.1%	28.2%
Total deposits	2,656,254	2,490,418	1,985,658	6.7	33.8
Total assets	3,275,846	3,133,627	2,494,861	4.5	31.3
Total capital	517,212	508,441	445,929	1.7	16.0
Tangible common equity[1]	339,162	329,512	299,566	2.9	13.2
Selected profitability					
Net interest income	$ 29,176	$ 27,624	$ 19,129	5.6%	52.5%
Noninterest income	2,510	2,592	1,977	-3.2	27.0
Noninterest expense	18,246	16,169	12,522	12.8	45.7
Core noninterest expense[1]	15,554	14,705	11,131	5.8	39.7
Net income available to common	8,935	10,193	5,140	-12.3	73.8
Core net income available to common[1]	8,328	9,906	5,630	-15.9	47.9
Selected ratios					
Net interest margin	4.00%	4.07%	3.78%	-1.7%	5.8%
Core net interest margin[1]	3.69	3.83	3.66	-3.7	0.8
Reported diluted EPS	$ 0.36	$ 0.42	$ 0.25	$ (0.06)	$ 0.11
Core diluted EPS[1]	0.34	0.40	0.28	(0.06)	0.06
Reported efficiency ratio	57.58%	53.51%	59.33%	7.6%	-2.9%
Core efficiency ratio[1]	53.46	51.50	54.38	3.8	-1.7
Reported return on assets	1.10	1.34	0.94	-17.9	17.0
Core return on assets[1]	1.03	1.30	1.02	-20.8	1.0

[1] As used in this presentation, tangible common equity, core net interest margin, core noninterest expense, core net income available to common, core diluted EPS, core efficiency ratio and core return on assets are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see slides 15 and 16 of this presentation.

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Continued Growth of a Diversified Loan Portfolio For the quarter ended September 30, 2018, total loan1 balances increased $25.6 million, or 1.1%, compared to June 30, 2018. For the nine months ended September 30, 2018, total loans increased $211.0 million, or 12.6% annualized. Total Loans1 As of September 30, 2018 Ending Balances $ in millions Consumer RE $2,445 Energy 12% $2,419 2% 3 $2,316 $2,260 Commercial RE 58% C&I 28% $1,908 • Quarterly yield: 5.72%2 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 • Core quarterly yield: 5.30% 1 Total loans does not include loans held for sale and deferred fees. 2 Quarterly yield includes 42 basis points of purchase discount accretion relating to acquired loans. 7 3 Total loans includes $26.3 million of loans within branch assets held for sale as of December 31, 2017.

New Commitments, Payoffs and Pay-downs $ in millions Quarter-end Loan Balances vs. New Commitments 2018 YTD New Commitments: $1,279 $2,419 $2,445 $2,260 $2,316 $1,908 $358 $443 $478 $163 $276 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 Quarter-end Balances New Commitments Quarter-end Payoffs and Pay Downs vs. Loan Balances 2018 YTD Payoffs and Paydowns: $710 11% 9% 8% 10% 5% $260 $248 $211 $202 $104 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 Quarter-end Payoffs / Pay-downs Pay downs/offs % of ending balances 8

Strong Credit Nonperforming Loan Trends – Acquired vs Originated • Nonperforming loans increased 1.07% NPLs to Total Loans - Veritex Originated $21.3 million primarily due to three acquired loans. NPLs to Total Loans - Acquired Credits • All loans are properly reserved based on current valuations. • No charge-offs in third quarter 2018. 0.10% Dollars in Millions 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 NPLs to Total Loans - Acquired Credits 0.01% 0.01% 0.13% 0.13% 0.97% NPLs to Total Loans - Veritex Originated 0.09% 0.01% 0.03% 0.07% 0.10% 9

Deposit Mix For the quarter ended September 30, 2018, total deposits increased $165.8 million, or 6.7%, from balances at period ended June 30, 2018. For the nine months ended September 30, 2018, total deposits increased $441.9 million, or 26.7% annualized. Total Funding Sources Total Deposits As of September 30, 2018 $2,656 $2,494 $2,490 1 $2,279 Time $662 $597 17% Noninterest-bearing $1,986 $611 Now/Savings 25% $613 7% $496 Wholesale/Borrowed 7% Money Market 29% $1,897 $1,879 $1,994 Correspondent $1,666 Money Market $1,490 15% Quarterly average rates: • Interest-bearing deposits: 1.59% 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 • Total cost of funds: 1.27% Interest-bearing Noninterest-bearing 1 Total noninterest-bearing deposits and total deposits include $39.4 million and $64.3 million, respectively, within branch liabilities held for sale as of December 31, 2017. 10

Core Net Interest Income and Margin Growth Quarterly Net Interest Trend (1) Core net interest income Core net interest margin 3.84% 3.83% 3.75% 3.66% 3.69% $25,960 $26,585 $22,795 $25,093 $18,492 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 Quarterly Average Earning Asset Mix Interest-bearing deposits Investment Securities Loans in other banks 9% 9% 8% 9% 10% 7% 9% 6% 6% 5% 82% 84% 84% 86% 86% Average yield/rate 2017 Q3 2017 Q4 2018 Q1 2018 Q2 2018 Q3 Loans 1 4.85% 4.93% 5.03% 5.27% 5.30% Deposits 0.86 0.93 1.00 1.39 1.59 1 Excludes 15 bps, 58 bps, 72 bps, 25 bps and 42 bps of income recognized on acquired loans for 3Q2017, 4Q2017, 1Q2018, 2Q2018 and 3Q2018, respectively. Reconciliation of Non-GAAP 11 Financial Measures for a reconciliation of core net interest income and core net interest margin on slide 15.

Impact of core adjustments on Q3 2018 The effects of core adjustments including accretion income on acquired loans, corporate development costs, and the impact of fair value measurement continued to impact results in the third quarter 2018. These items are isolated below: For the three months ended September 30, 2018 A B C D A-B-C-D Tax Act Re- Purchase Corporate measurement accounting development and Income/Expense Total impact from accretion income other related less adjustments Income/Expense return to on acquired loans expenses Dollars in thousands (as reported) provision Net interest income 29,176 (2,591) - - 26,585 Noninterest income 2,510 - - - 2,510 Noninterest expense 18,246 - (2,692) - 15,554 Income tax expense 1,448 (524) 544 688 2,156 Net income 8,935 (2,067) 2,148 (688) 8,328 12

Integrations Update – VBTX and GNBC

Strategic and Financial Rationale[1]

- Combination of two Texas banks focused primarily in the DFW and Houston MSAs
- Enhanced management team combines strengths from both banks
- Complimentary business lines drive diversification and scale
- 25%+ accretive to GAAP EPS in 2019 and beyond
- TBV accretive in just under 3 years
- Enhances ROATCE by ~ 400+ bps
- Internal rate of return of ~20%



VBTX (22)
GNBC (21)
TEXAS
Amarillo
Lubbock
Abilene
Fort Worth
Dallas
San Angelo
Waco
Austin
San Antonio
Laredo

Financial Highlights[2]

	VBTX	GNBC
Market Capitalization ($mm):	$ 666	$ 807
Total Assets ($bn)	$ 3.3	$ 4.4
Gross Loans ($bn)	$ 2.4	$ 3.4
YTD Loan Growth (Annualized)	12.6%	7.2%
Deposits ($bn)	$ 2.7	$ 3.4
YTD Deposit Growth (Annualized)	26.7%	0.7%
Tangible Common Equity ($mm)	$ 339	$ 397
Tangible Book Value Per Share	$14.02	$10.63
Tier 1 Leverage Ratio (Bank)	10.5 %	10.7%

Summary of Transaction Terms[3]

Transaction Value	$ 1.0 bn / $25.89 per GNBC share
Price / TBV	2.50 x
Price / Est. 2019 EPS	13.0 x
Ownership (VBTX / GNBC)	45 % / 55 %
Est. Total Cost Savings	$ 20mm Pre-Tax / 11 % of Combined Exp.
Primary Consideration	0.79 VBTX shares for each share of GNBC

[1]Financial metrics as announced on July 24, 2018
[2]Financial data as of September 30, 2018; market data as of October 15, 2018
[3]Financial metrics and ratios as announced based on July 23, 2018 closing price

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Integrations Update – VBTX and GNBC

Integration Approach

Guiding Principles

- Leverage best people, practices and technology on both Veritex and Green teams
- Enterprise-wide focus on execution, customer experience, key employee retention and value creation
- Strong risk oversight governance by Board and executive management steering committee
- Well-informed, quick and timely decisions
- Consistent messaging and communication between companies executive and management levels

Integration Management Office with Dedicated Enterprise Integration and Technology Integration Coordinators

- Dedicated project teams led by members of Veritex and Green
- Project teams include sales and service delivery, technology, credit, operations, risk, finance and other support teams.
- Supported by third-party experts and resources

Disciplined approach to conversion

- Single conversion event for branches and core systems
- Optimize distribution network at conversion

Integration Approach

- ✓ Town hall meetings with Green colleagues in DFW and Houston
- ✓ Highly successful talent and client retention to date; focused on maintaining positive growth momentum through closing and conversion
- ✓ Finalized critical business model decisions and leadership
- ✓ Talent selection underway
- ✓ Highly engaged and collaborative integration leadership teams representing both companies
- ✓ Decision made to migrate to Green's technology platform (Jack Henry) with select enhancements
- ✓ Re-confirmed net expense synergies (65% 2019; 100% 2020)

Key Dates

Date		Event
July 24 2018	✓	Announcement
Sept. 13 2018	✓	Regulatory Application Submitted
Oct. 12 2018	✓	S-4 Effective
4Q18		Regulatory Approval
Nov. 15 2018		VBTX and GNBC Shareholder Votes
Early 1Q19		Expected Transaction Close
May 2019		Scheduled Core System Conversion

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Reconciliation of Non-GAAP Financial Measures

($ in Thousands, Except Per Share)

		As of or For the Quarter Ended				
		September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
	Net interest income (as reported)	$ 29,176	$ 27,624	$ 29,102	$ 25,750	$ 19,129
Adjustment:	Income recognized on acquired loans	(2,591)	(1,664)	(4,009)	(2,955)	(637)
	Core net interest income	26,585	25,960	25,093	22,795	18,492
	Provision for loan losses (as reported)	3,057	1,504	678	2,529	752
	Noninterest income (as reported)	2,510	2,592	2,781	2,298	1,977
Adjustment:	Gain on sale of branch locations	-	-	(388)	-	-
	Core noninterest income	2,510	2,592	2,393	2,298	1,977
	Noninterest expense (as reported)	18,246	16,169	17,306	15,035	12,522
Adjustment:	Sublease one-time consent fee, net	-	-	(1,071)	-	-
	Branch closure expenses	-	-	(172)	-	-
	One-time issuance of shares to all employees	-	(421)	-	-	-
	Corporate development and other related expenses	(2,692)	(1,043)	(335)	(1,018)	(1,391)
	Core noninterest expense	15,554	14,705	15,728	14,017	11,131
	Core net income from operations	10,484	12,343	11,080	8,547	8,586
	Income tax expense (as reported)	1,448	2,350	3,511	7,227	2,650
Adjustment:	Tax impact of adjustments	20	(40)	(579)	(678)	264
	Deferred tax asset re-measurement due to Tax Act	688	127	(820)	(3,051)	-
	Other corporate development discrete tax items	-	-	-	(398)	-
	Core income tax expense	2,156	2,437	2,112	3,100	2,914
	Net income (as reported)	8,935	10,193	10,388	3,257	5,182
	Core net income	8,328	9,906	8,968	5,447	5,672
	Core net income available to common stockholders	8,328	9,906	$ 8,968	$ 5,447	$ 5,630
	Weighted average diluted shares outstanding	24,613	24,546	24,539	23,524	20,392
	Earnings Per Share					
	Diluted earnings per share (as reported)	$ 0.36	$ 0.42	$ 0.42	$ 0.14	$ 0.25
	Core diluted earnings per share	0.34	0.40	0.37	0.23	0.28
	Efficiency Ratio					
	Efficiency Ratio (as reported)	57.58%	53.51%	54.28%	53.60%	59.33%
	Core Efficiency Ratio	53.46%	51.50%	57.22%	55.86%	54.38%
	Net Interest Margin					
	Net interest margin (as reported)	4.00%	4.07%	4.46%	4.24%	3.78%
	Core net interest margin	3.69%	3.83%	3.84%	3.75%	3.66%
	Net Interest Margin					
	Return on average assets (as reported)	1.10%	1.34%	1.41%	0.48%	0.94%
	Core return on average assets	1.03%	1.30%	1.22%	0.80%	1.02%

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Reconciliation of Non-GAAP Financial Measures ($ in Thousands, Except Per Share) For the Three Months Ended September 30, June 30, March 31, December 31, September 30, 2018 2018 2018 2017 2017 Tangible Common Equity Total stockholders’ equity $ 517,212 $ 508,441 $ 497,433 $ 488,929 $ 445,929 Adjustments: Goodwill (161,447) (161,447) (161,685) (159,452) (135,832) Intangible assets (16,603) (17,482) (18,372) (22,165) (10,531) Total tangible common equity $ 339,162 $ 329,512 $ 317,376 $ 307,312 $ 299,566 Tangible Assets Total assets $ 3,275,846 $ 3,133,627 $ 3,063,319 $ 2,945,583 $ 2,494,861 Adjustments: Goodwill (161,447) (161,447) (161,685) (159,452) (135,832) Intangible assets (16,603) (17,482) (18,372) (22,165) (10,531) Total tangible assets $ 3,097,796 $ 2,954,698 $ 2,883,262 $ 2,763,966 $ 2,348,498 Tangible Common Equity to Tangible Assets 10.95% 11.15% 11.01% 11.12% 12.76% Common shares outstanding 24,192 24,181 24,149 24,110 22,644 Book value per common share $ 21.38 $ 21.03 $ 20.60 $ 20.28 $ 19.69 Tangible book value per common share 14.02 13.63 13.14 12.75 13.23 16

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